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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 1, 2002

ARCHIBALD CANDY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	022-28628 (Commission File No.)	03-0485114 (I.R.S. Employer Identification No.)
1137 West Jackson Boulevard, Chicago, Illinois 60607 (Address, including Zip Code, of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (312) 243-2700

Archibald Candy Corporation, an Illinois corporation
36-0743280 (I.R.S. Employer Identification No.)

(Former name or former address, if changed since last report)

Item 3.    Bankruptcy or Receivership

        On November 1, 2002 (the "Effective Date"), Archibald Candy Corporation, an Illinois corporation ("Former Archibald"), and its sole shareholder, Fannie May Holdings, Inc., a Delaware corporation ("Holdings", and together with Former Archibald, the "Debtors"), consummated the reorganization contemplated by the Second Amended Joint Plan of Reorganization (the "Plan") filed by the Debtors on September 23, 2002 with, and confirmed on September 25, 2002 by, the United States Bankruptcy Court for the District of Delaware.

        Pursuant to the Plan, on the Effective Date, Holdings merged with and into Former Archibald, with Former Archibald being the surviving entity; and then Former Archibald merged with and into Archibald Candy Corporation, a Delaware corporation, with Archibald Candy Corporation, a Delaware corporation, being the surviving entity ("Archibald"). Pursuant to the Plan, all assets of the Debtors have vested in Archibald and all of the outstanding equity interests of the Debtors have been cancelled. Also, pursuant to the Plan, on the Effective Date, Former Archibald's then outstanding 10 1/4% senior secured notes due 2004 (the "Old Notes") were cancelled and Archibald issued $50 million of its 10% secured subordinated notes due 2007 (the "New Notes") to the holders (the "Holders") of the Old Notes. The New Notes are secured by all of the assets of Archibald and are subordinated to Archibald's Credit Facility, which is described below. The New Notes are guaranteed by Archibald Candy (Canada) Corporation, a wholly owned subsidiary of Archibald ("Archibald (Canada)"). Archibald (Canada) also has granted a security interest in all of its assets to secure its guarantee of the New Notes. Also pursuant to the Plan, on the Effective Date, Archibald issued to the Holders, and certain of Former Archibald's general unsecured creditors, all of the outstanding common stock of Archibald.

        As part of the Plan, on the Effective Date, Archibald also entered into a $50 million term loan and revolving credit facility (the "Credit Facility") with Foothill Capital Corporation, as agent, to finance the working capital and capital expenditures of Archibald and to pay the costs of the reorganization. The proceeds of the Credit Facility also were used, in part, to pay-off the indebtedness outstanding under Former Archibald's debtor-in-possession facility with Foothill Capital Corporation, as agent. The Credit Facility has a term of three years. The obligations of Archibald under the Credit Facility are secured by a senior secured interest in all of the assets of Archibald and are guaranteed by Archibald (Canada), which also has granted a security interest in all of its assets to secure its guarantee of the Credit Facility.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHIBALD CANDY CORPORATION (Registrant)
Dated: November 18, 2002	By:	/s/ TED A. SHEPHERD
	Name:	Ted A. Shepherd
	Title:	President and Chief Executive Officer

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  Item 3. Bankruptcy or Receivership
SIGNATURES